UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 10, 2011
(November 10, 2011)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on November 4, 2011, PNM Resources, Inc. (“PNMR”) entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Cascade Investment, L.L.C. (“Cascade”) under which PNMR was to purchase from Cascade the lesser of (i) 7,019,550 shares of its common stock, no par value (the “Common Stock”) and (ii) the number of shares of Common Stock equal to $156,525,490 divided by the purchase price per share (rounded down to the nearest whole share). The Sale and Purchase Agreement also provided that the common stock be purchased at a price per share equal to the product of (a) 0.98 and (b) the arithmetic mean of the volume weighted average price on each trading day in the period beginning October 27, 2011 and ending November 9, 2011. On November 10, 2011, in accordance with the Sale and Purchase Agreement, PNMR purchased 7,019,550 shares of common stock for an aggregate purchase price of $125,683,473. Upon closing of the transaction, the shares of common stock repurchased have become authorized but unissued shares, as determined by the PNMR Board of Directors. After reflecting the repurchase, PNMR has 79,653,624 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. (Registrant)

Date: November 10, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)

3